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                             ADJUSTABLE RATE NOTE


$5,700,000.00                                                   Denver, Colorado
                                                     As of _______________, 1997


          FOR VALUE RECEIVED, the undersigned, AMERICAN SEDONA PARTNERS, L.P., a Colorado limited partnership ("Maker"), promises to pay GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, or order ("Lender"), the principal sum of FIVE MILLION SEVEN HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,700,000.00), with interest on the unpaid principal balance at the Adjustable Rate (hereinafter defined). The Adjustable Rate shall change monthly on the first day of each month during the term hereof ("Rate Change Date"), commencing on the 1st day of February, 1997; provided, however, that if the first day of any month during the term hereof is not a Business Day, then the Rate Change Date shall be the first Business Day following the first day of such month.

          The principal and interest shall be payable at GMAC COMMERCIAL MORTGAGE CORPORATION, 650 Dresher Road, P.O. Box 1015, Horsham, PA 19044-8015, or such other place as Lender may designate in writing, in consecutive monthly installments of principal and interest, commencing on the 1st day of March, 1997, and on the first day of each and every month thereafter up to and including the first day of the month immediately prior to the Maturity Date described below, with each installment in such amount as would fully amortize the then unpaid principal balance together with interest at the then applicable Adjustable Rate over an assumed twenty-five (25) year term, commencing February 1, 1997. A final installment equal to the entire unpaid principal balance and interest thereon, if not sooner paid, shall be due and payable on the 1st day of August, 1998 (the "Maturity Date"); provided, further, that interest due from the date of disbursement of funds hereunder and ending on and including the last day of the month in which such disbursement is made, shall be payable simultaneously with such disbursement. Maker may extend the Maturity Date to February 1, 1999, provided Maker notifies Lender in writing no later than July 1, 1998, of Maker's election to extend the term of this Note; and provided further, that Maker pays to Lender a loan extension fee of 0.25% of the then unpaid principal balance.

          For the purpose of computing interest due on this Note, the
"Adjustable Rate" shall be eight percent (8%) per annum until the first Rate Change Date. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index (defined below) plus (ii) the Margin (defined below).
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          For purposes of this paragraph, the following definitions shall apply:

          BUSINESS DAY:  Any day on which banks (i) are not required or authorized to close in New York City, and (ii) are open for dealing in interbank deposits in London pursuant to the terms hereof.

          CURRENT INDEX: The published Index that is effective two Business Days before the applicable Rate Change Date.

          INDEX: The average of London interbank offered rates ("LIBOR") for dollar deposits in an amount equal to Five Million Seven Hundred Thousand and no/100ths Dollars ($5,700,000.00) offered in the London interbank Euro-dollar market for a term of one month at 10:00 a.m. (London time) two Business Days prior to the applicable Rate Change Date as quoted by Telerate. If Telerate ceases to quote LIBOR rates, then the LIBOR rates as published in The Wall Street Journal or any other
                                      -----------------------
                         publication selected by Lender which routinely publishes LIBOR rates shall be used.

          INTEREST PERIOD:
                         The period commencing on each Rate Change Date and ending on the next succeeding Rate Change Date.

          MARGIN:        Two and one-half percent (2.5%).

          If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Adjustable Rate, then Lender shall give notice to Maker of the corrected amount of the Adjustable Rate, and (i) if the corrected Adjustable Rate represents an increase in the applicable monthly payment, Maker shall, within ten (10) calendar days thereafter, pay to Lender any sums that Maker would have otherwise been obligated under this Note to pay to Lender had the amount of the Adjustable Rate not been miscalculated, or (ii) if the corrected amount of the Adjustable Rate results in a overpayment by Maker to Lender, and Maker is not otherwise in breach or default under any of the terms and provisions of the Note, the Deed of Trust (as hereinafter defined) or any other loan document evidencing or securing the Note, then Maker shall thereafter be paid by Lender the sums that Maker would not have otherwise been obligated to pay to Lender had the amount of the Adjustable Rate not been miscalculated.

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          On the Maturity Date, notwithstanding that the Maturity Date may be accelerated by Lender by reason of default hereunder, or by Maker exercising its right to prepay this Note, Maker shall pay to Lender as an "Exit Fee" a sum equal to Fifty-Seven Thousand and no/100ths Dollars ($57,000.00); provided, however, that if this Note is paid in full with the proceeds of a new loan originated by Lender, Maker shall not be required to pay the Exit Fee.

          If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of Lender. Lender may exercise this option to accelerate during any default by Maker regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, Maker shall pay Lender all expenses and costs, including, but not limited to, attorneys' fees.

          If any installment under this Note is not received by Lender within ten (10) calendar days after the installment is due, Maker shall pay to Lender a late charge of five percent (5%) of such installment, such late charge to be immediately due and payable without demand by Lender. If any installment under this Note remains past due for ten (10) calendar days or more, the outstanding principal balance of this Note shall bear interest during the period in which Maker is in default at a rate of interest equal to the then applicable Adjustable Rate plus four percent (4%) per annum, or, if such increased rate of interest may not be collected from Maker under applicable law, then at the maximum increased rate of interest, if any, which may be collected from Maker under applicable law (the "Default Rate").

          Maker shall have no right to prepay this Note, whether in part or in full, except as provided herein. Maker may prepay this Note in full, but not in part, on the last Business Day of the calendar month following the month in which Maker gives written notice to Lender of Maker's election to prepay by paying, in addition to the entire unpaid principal balance, accrued interest and all other sums due Lender at the time of prepayment, a prepayment premium required by this paragraph. If this Note is prepaid in full for any reason, including, without limitation, a prepayment arising after a default (including, without limitation, a Transfer in violation of Paragraph 21 of the Deed of Trust), because of an acceleration of the indebtedness, application of any of the collateral or other security by Lender to the repayment, of the indebtedness, or a voluntary prepayment by Maker, then Maker shall pay, in addition to the unpaid principal balance, accrued interest, and any other amounts due Lender at the time of prepayment, the Exit Fee described above as a prepayment premium; provided, however, that if this Note is paid in full with the proceeds of a new loan originated by

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Lender, Maker shall not be required to pay the prepayment premium.

          Maker recognizes that a prepayment of the indebtedness evidenced by this Note, whether voluntary or involuntary or resulting from a default by Maker, will result in Lender's incurring additional expense in servicing and enforcing the indebtedness, loss to Lender of the use of the money due and accruing interest, and frustration or impairment of Lender's ability to meet its commitments to third parties. Maker agrees to pay Lender upon demand damages for the detriment caused by any prepayment resulting from Maker's default and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore acknowledges and agrees that the prepayment premium set forth above represents reasonable estimates of such damages to Lender.

          Maker further acknowledges that the prepayment premium and Exit Fee provisions of this Note are a material part of the consideration for the indebtedness, and that the terms upon which it is obligated to repay the indebtedness are in other respects more favorable to Maker as a result of Maker's voluntary agreement to pay a prepayment premium and Exit Fee under the conditions set forth above.

          From time to time, without affecting the obligation of Maker or the successors or assigns of Maker to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of Maker, the successors or assigns of Maker or guarantors, and without liability on the part of Lender, Lender may, at the option of Lender, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given heretofore, take or release other or additional security and agree in writing with Maker to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

          Presentment, notice of dishonor, and protest are hereby waived by Maker and all sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of Maker and all sureties, guarantors and endorsers and shall be binding upon them and their successors and assigns.

          This Note is secured by, among other things, a Deed of Trust, Assignment of Rents and Security Agreement (the "Deed of

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Trust") encumbering, hypothecating, pledging and securing Maker's right, title and interest in and to certain personal and/or real property located in Arapahoe County, Colorado, as more particularly described and/or set forth in the Deed of Trust. The Deed of Trust contains, among other things, a provision for the immediate acceleration of this Note upon the occurrence of any default and/or event of default under said Deed of Trust, including, but not limited to, any grant, sale, transfer, conveyance and/or alienation of Maker's right, title and/or interest (or any portion thereof) in the real and/or personal property described and/or set forth in said Deed of Trust.

          No provision of this Note or any other document executed in connection herewith is intended to or shall require or permit Lender to take, receive, collect, contract for or reserve, directly or indirectly, any interest, amount, sum or value in excess of the maximum rate of interest permitted by applicable law. In the event that this Note provides for, or is adjudicated to provide for, the payment of any amount in excess of that permitted by applicable law, Maker shall not be obligated to pay such excess, but, if paid, then such excess shall be applied against the unpaid principal balance of this Note, without payment of a prepayment premium. To the extent that such principal balance has been paid in full by reason of such application or otherwise, such excess shall be returned to Maker. For purposes of determining whether any excess exists, all amounts that constitute or may be adjudicated to constitute interest hereunder shall be deemed to be spread over the entire stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest resulting therefrom is uniform throughout the stated term of this Note.

          This Note shall be governed by the laws of the State of Colorado, without reference to the conflict of laws principles of the State of Colorado. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid pursuant to applicable law; however, if any provision hereof shall be prohibited by or invalid thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

          Any notice to Lender shall be given in the manner provided in the Deed of Trust which secures this Note.

          Maker represents that the Loan evidenced by this Note is being made solely for business, commercial or investment purposes.

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          If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

          IN WITNESS WHEREOF, Maker has executed and delivered this Note on the day and year first above written.


                         MAKER:

                         AMERICAN SEDONA PARTNERS, L.P.,
                         a Colorado limited partnership

                         By:  American Sedona Corp.,
                              a Colorado corporation,
                              its General Partner


                              By:   ______________________________
                                    Evan Zucker
                                    President

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